Exhibit 10.02

Contract Registration No.:

Shanghai Zhangjiang Group Co., Ltd.

Housing Lease Contract

between

Shanghai Zhangjiang Group Co., Ltd.

(“Party A” or “Lessor”)

And

ACM Research (Shanghai), Inc.

(“Party B” or “Lessee”)

Date: September 6, 2016

Housing Lease Contract

(Agreed Terms)

THIS CONTRACT is made and entered into by and between:

Party A: Shanghai Zhangjiang Group Co., Ltd.

Address: Building 16, No. 1387, Zhangdong Road, Shanghai 201203

Tel.: 021-68796879

Party B: ACM Research (Shanghai), Inc.

Business License No.: 310000400423859 (Pudong)

Address: Building 4, No. 1690 Cailun Rd, Zhangjiang Hi-tech Park, Pudong New Area, Shanghai 201203

Tel.: 021-50808868

Legal Representative: Hui Wang ID Card/Passport No.: 466923702

Contact Information:

I.	Basis for this Contract

1.1	This Housing Lease Contract (“Contract”) is made and entered into by Party A and Party B through mutual negotiation in respect of the lease of the Premises (as defined below). All the provisions of this Part constitute the contractual terms and conditions under the Housing Lease Contract.

II.	Information on Party B

2.1	Party B is an enterprise which engages in manufacturing integrated circuit equipment within Zhangjiang Hi-tech Park (“Zhangjiang Hi-tech Park” or “Park”).

2.2	Party B warrants that it shall conduct its operational activities according to law and complete and timely secure all necessary registrations, record-filings and administrative licenses with and from the competent administrative authorities (including the industrial and commercial administration bureau, health bureau, environmental protection authority, fire fighting authority, culture authority, public security organ, etc.) therefor. Party A shall not be responsible for any failure on the part of Party B to obtain the said operational licenses, or make any compensation therefor in whatever form to Party B (including but not limited to the costs of fitting-out, decoration and promotion of the Premises incurred by Party B). If Party B fails to secure the said registrations, record-filings or licenses, thus causing the impracticable fulfillment of this Contract, Party B shall be solely responsible for all losses arising therefrom.

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III.	Premises to be Leased

3.1	Location and Area of the Premises: Party A shall lease its house located at Floors 1-5, Building 4, No. 1690 Cailun Rd, Zhangjiang Hi-tech Park, Zhangjiang, Shanghai (the “Premises” or “Leased Premises”) to Party B for use. It is acknowledged that the actually measured built-up area of the Premises is 5,900.28 square meters in total, for which no dispute shall be made and such Premises shall be used as the place where Party B’s projects are to be conducted. By accepting the delivery of the Premises, Party B shall be deemed to have agreed upon the compliance of rental area of such Leased Premises with this Contract.

3.2	Party B agrees to pay off the rent or occupancy fees and other rental-related expenses as agreed hereunder.

3.3	Use of Public Area and Public Facilities: during the Lease Term, Party B shall have the right to make reasonable use of the public areas and public facilities outside the Leased Premises so as to get into or out of the Leased Premises, which shall be deemed as an extension of the right to use the Leased Premises. The exercise of the said right by Party B shall not be for commercial purpose, nor shall create any unreasonable hindrance upon others’ rights; besides, Party B shall obey the management directions given by Party A or its designated management service provider.

3.4	Infrastructures of the Premises:

The electronic power capability of 100w per square meter will be available within the Premises, within which Party B shall use the power. The phone line access service shall be arranged by Property Management Company by applying to the telecommunications department subject to the standard of each 60 square meters for each user. The floor bearing capacity is 250kg per square meter. If Party B requires the infrastructures with the specification beyond the said data, thus requiring the increase of configuration capacity, Party B shall make a written application to Party A in advance and pay off relevant rectification fees. The annual maximum water consumption of Party B shall not exceed 4 cubic meters per square meter. Otherwise, Party B shall pay for the excessive water consumption in accordance with the applicable charging standards developed by the competent authority.

IV.	Use of the Premises

4.1	The Premises shall be leased from Party A for the sole purpose of Party B’s production and operation, which shall be subject to the provisions of the State and Shanghai municipality regarding the use of the Premises as well as the rules and regulations of Property Management Company.

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V.	Lease Term and Delivery of the Premises

5.1	Party A shall lease the Premises defined herein to Party B for a period of 26 months, calculated from November 1, 2015 to December 31, 2017.

5.2	Considering that Party A and Party B are renewing the lease of the Premises and Party B is actually occupying and using the Premises, Party A and Party B hereby acknowledge that the parties hereto shall not separately handle the housing handover formalities.

VI.	Rent

6.1	The rent for the Leased Premises defined herein shall be charged at the rate of RMB 2.0 Yuan per square meter per day (inclusive of 5% VAT). Prior to execution of this Contract, Party A has specifically informed Party B and Party B acknowledges that: such Premises is “an old real property project” in accordance with the Resolution on Comprehensively Implementing the Pilot Proposal for the Change from Business Tax to Value-Added Tax considered and adopted by the executive meeting of the State Council and the Circular of the State Administration of Taxation of the Ministry of Finance regarding Comprehensively Implementing the Pilot Proposal for the Change from Business Tax to Value-Added Tax, for which the rent of the Premises shall be subject to the VAT calculated by simple calculation method (i.e. the VAT shall be calculated at the rate of 5%); in case of any new provision subsequently promulgated by the tax authority, causing that the said simple calculation method no longer applies to this old real property project, the rent shall be adjusted in a manner which will not reduce the tax-excluded rent actually charged by Party A.

VII.	Performance Bond

7.1	Party B shall, within sixty (60) days upon effectiveness of this Contract, pay Party A RMB 1,076,801.10 as the performance bond hereunder. It is acknowledged that the performance bond of RMB 100,000 already paid to Party A under the Housing Lease Contract (No. 14-0429) between Party A and Party B shall be automatically transferred into the performance bond to be paid hereunder; then, Party B is required to pay off the difference (i.e. RMB 976,801.10) to Party A upon effectiveness of this Contract.

VIII.	Registration with the Industrial and Commercial Administration Bureau

8.1	Party B understands and acknowledges that the lease of the Premises by Party A is conditional upon the fact that Party B completes the industrial and commercial registration procedures. If Party B moves out of Zhangjiang Hi-tech Park during the Lease Term, Party A shall have the right to unilaterally cancel this Contract without any liability and Party B shall be solely responsible for all losses thus incurred.

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IX.	Daily Liquidated Damages

9.1	Unless otherwise agreed herein, the defaulting party shall bear the liquidated damages of RMB 2,000 on a daily basis for its breach of this Contract (other than the payment obligation set out herein).

X.	Precedence

10.1	The contractual terms and conditions under this Contract and those standard terms and conditions detailed below shall be legally binding and jointly constitute the Housing Lease Contract. In case of any inconsistency between the contractual terms and conditions under this Contract and those standard terms and conditions detailed below, the former shall prevail.

XI.	Effectiveness

11.1	This Contract shall be written in Chinese and made in four counterparts, with Party A and Party B holding two respectively and shall take effect upon signatures of Party A and Party B.

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Housing Lease Contract

(Standard Terms)

I.	General Provisions

1.1	Party A and Party B, intending to be legally bound, hereby enter into the Housing Lease Contract in respect of the lease of the Premises (as defined below) through mutual negotiation in accordance with the Contract Law of the People’s Republic of China, the Regulations of Shanghai Municipality for the Lease of Premises and other applicable provisions and by reference to the current practices within China and of each development area in Shanghai.

1.2	The parties hereto must act in accordance with the applicable laws, regulation and rules of the People’s Republic of China, Shanghai Municipality and Pudong New Area and subject to this Contract.

II.	Contractual Documents

2.1	The following documents shall constitute an integral part of this Contract and shall have the same legal force with the text of this Contract;

2.1.1	Floor Plan of the Premises leased hereunder, to be provided by Party A (Appendix I);

2.1.2	Certificate showing Party B is legally incorporated and validly existing, i.e. a copy of Party B’s Business License, to be provided by Party B (Appendix II);

2.1.3	Letter of Undertaking on Production Safety (Appendix III) and Letter of Undertaking on Fire Safety (Appendix IV), to be issued by Party B.

III.	Legal Status of the Parties

3.1	Party A is a business entity established with the approval of the Chinese government, which engages in the land development and operational management of Zhangjiang Hi-tech Park, Shanghai and is qualified as a legal person in China.

Party A shall lease out the Premises as the owner/operational manager of the Premises.

3.2	Please refer to the contractual terms and conditions for the information on Party B.

IV.	Premises to be Leased

4.1	Please refer to the contractual terms and conditions for details.

V.	Use of the Premises

5.1	Please refer to the contractual terms and conditions for details.

VI.	Lease Term and Delivery of the Premises

6.1	Please refer to the contractual terms and conditions for details.

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VII.	Rent and Payment

7.1	Rent: please refer to the contractual terms and conditions for details.

7.2	Payment of Rent:

7.2.1	It is acknowledged that Party B shall, prior to December 31, 2016, pay Party A the rent of RMB 3,594,253.60 for the period from November 1, 2015 to September 30, 2016.

7.2.2	For the period subsequent to October 1, 2016, the rent due and payable by Party B shall be paid by Party B on a monthly basis, and shall be paid to Party A within ten (10) days prior to commencement of each payment cycle.

7.2.3	Party B shall, prior to December 31, 2017, pay Party A the rent due to Party A amounting to RMB 8,883,622 for the period from February 1, 2012 to October 31, 2015 and partial decoration allowance of RMB 4,192,402; in case of any failure on the part of Party B to make the said payment, Party B shall bear the corresponding breaching liabilities subject to the provisions of Housing Lease Contract previously concluded by Party A and Party B.

7.2.4	Party B shall pay the rent, performance bond and relevant sums to Party A’s designated account subject to this Contract, i.e.:

Account Name: Shanghai Zhangjiang Group Co., Ltd.

Account Bank: Industrial and Commercial Bank of China Shanghai Branch Keyuan Sub-branch

Account No.: 1001 1949 0901 4461 067

7.2.5	VAT Invoice: Party B shall, within three (3) days upon execution of this Contract, provide Party A with the details for issuing the VAT invoice. If Party B is a small-scale taxpayer, Party A shall provide Party B with a general VAT invoice upon receipt of the rent from Party B; if Party B is a general taxpayer, Party A shall provide Party B with a special VAT invoice (VAT rate is 5%) upon receipt of the rent from Party B. In case of any change to Party B’s details for issuing the VAT invoice during the performance of this Contract, Party B shall notify the same to Party A within five (5) working days subsequent to such change and submit a document issued by tax authority evidencing its updated taxpayer information to Party A. Otherwise, Party A shall have the right to issue the invoice as per the original invoicing information.

VIII.	Performance Bond

8.1	Amount of Performance Bond: Please refer to the contractual terms and conditions for details.

8.2	Party A shall have the right to deduct the sums, expenses, liquidated damages, compensation or late fees payable or due by Party B under this Contract from the performance bond. If such performance bond cannot cover the losses incurred to Party A, Party A may make further claim against Party B. In no event shall Party B require to set the performance bond against the rent or any other expense payable and due.

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8.3	If Party A has the right to make the said deduction or set-off from or against the said performance bond as set out herein, and such performance bond is insufficient, Party B shall, within fifteen (15) days upon receipt of written notice from Party A indicating such insufficiency, pay off the said insufficiency. Otherwise, Party A shall have the right to cancel this Contract with immediate effect.

8.4	When this Contract terminates upon its expiry or is cancelled in advance, Party A shall refund the performance bond (without interest) to Party B within thirty (30) days after Party B restores the Premises into the original condition and surrenders the same to Party A, completes the surrender procedures, pays off the rent due and other payables (including but not limited to property management fee, water fee, electricity fee, gas fee, telecommunications fee, late fee, liquidated damages and damages) arising during the Lease Term, cancels the utility projects activated by Party B itself and pays off the utility fees and goes through the formalities as to migration or deregistration of registered address.

IX.	Property Management

9.1	Party B shall bear and pay the property management fee to the Property Management Company in accordance with the terms and conditions of the Property Management Contract executed by Party A and the Property Management Company in charge of the Premises. Party B shall abide by the provisions of the Property Management Convention.

9.2	The utility fees such as the fees and charges for water, electricity, gas, telecommunications, etc. incurred by Party B during the Lease Term shall be calculated and charged in accordance with the charging standards of competent governmental department, Property Management Contract and Property Management Convention. If Party A issues the VAT invoices as to such utility fees directly to Party B, Party B shall bear the value-added tax arising thereby.

9.3	The charges for parking space used by Party B shall be calculated and paid off in accordance with the Property Management Convention. Party B acknowledges that the Property Management Company shall have the right to amend the Property Management Convention and adjust the charging standard for parking space as the case may be, provided that the charges for parking space shall not be beyond the charging standard approved or recorded by the pricing bureau.

X.	Restrictions on Sublease or Under-lease

10.1	Without Party A’s consent, Party B shall not sublease, partially under-lease, rent out or share with any third party the Premises or conduct any activity other than Party B’s operational activities therein. If Party B conducts the said activity without Party A’s consent, Party A shall have the right to cancel this Contract with immediate effect and pursue the legal liabilities for breach of this Contract against Party B.

10.2	Party A, Party B and the sub-lessee shall separately execute a tripartite agreement in respect of any sublease or under-lease approved by Party A.

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XI.	Fitting-out and Installation

11.1	Party B shall divide, decorate and / partially reconstruct the Leased Premises and install any equipment, pipeline and other facilities in accordance with the following provisions:

11.1.1	Party B shall not conduct the said activities unless Party A’s prior written consent is obtained, and, if any of the said activities involves the part belonging to the adjoining tenant, the consent of such adjoining tenant shall also be required. The said activities shall be conducted in a manner which will not affect the normal use of adjoining tenant of such tenant’s house;

11.1.2	Party B shall not damage the building structure of the Leased Premises and the building where such Premises locate. Party A and Property Management Company shall have the right to supervise and inspect Party B and require Party B to rectify any noncompliance timely. In case of any breach of this Article, Party B shall make resolution and restore the Premises into the original conditions at its sole costs and expenses. Party B has the right to conduct the fitting-out of the Premises;

11.1.3	Party B must report and apply for the approval as to the fitting-out of the Premises to competent governmental department in advance and shall secure the review and approval of competent governmental department as to the fire prevention and environmental protection of the Premises in accordance with the laws, regulations and rules of the State, Shanghai municipality and Pudong New Area regarding construction, fire prevention, environmental protection and industrial hygiene.

Party A shall assist Party B in handling relevant review and approval formalities with competent governmental department. Party A shall not be responsible for any delay or loss arising out of the refusal or delay of competent governmental department to grant an approval upon such fitting-out.

11.2	Party B shall solely bear the financial and legal responsibilities for any and all property losses or personal injuries (if any) arising out of such fitting-out.

11.3	Party B shall make compensation for any and all losses of Party A or third party arising out of such interior fitting-out, division, reconstruction or installation of or for the Premises, and shall undertake the joint liabilities for any and all losses of Party A or third party incurred by the construction unit engaged by Party B.

XII.	Restrictions on the Use of the Leased Premises

12.1	Restrictions on the Use of Leased Premises:

12.1.1	Party B shall not change the intended purpose of the Premises, nor shall use the Leased Premises or any part thereof for residential purpose or other purpose or raise animals within the Premises;

12.1.2	Party B shall not occupy the part beyond the Leased Premises for whatever reasons without Party A’s consent;

12.1.3	Party B shall not permit or allow the occurrence of any event or placement of any article within the Leased Premises which may cause any hindrance or interference to other adjoining tenant, Party A, Party A’s customers or any right thereof, nor shall disturb other tenants in whatever manner;

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12.1.4	Party B shall not place any logo or advertisement on the exterior wall or roof of Leased Premises, nor shall place the same facing the glass curtain wall within the Premises or conduct any activity, either commercial or noncommercial, under Party A’s name;

12.1.5	Party B shall not transfer, donate, invest, enter into a cooperation in respect of, value and mortgage, pledge or otherwise dispose of the right to lease the Leased Premises;

12.1.6	Unless the special fire prevention approval is obtained for the dangerous articles and Party A’s consent is also secured, Party B shall not store the flammable, explosive, toxic, hazardous, radioactive, contaminated materials or those articles which may produce excessive sound or irritating odor within the Leased Premises; during the Lease Term, Party B shall not produce any excessive sound or irritating odor, nor shall pollute the surroundings and the environment of Zhangjiang Hi-tech Park in whatever form;

12.1.7	Party B shall not create any danger or threat in whatever form to the surroundings, the assets within Zhangjiang Hi-tech Park and personal safety;

12.1.8	Party B shall not use the Leased Premises for any illegal or immoral activity.

12.2	Where Party B commits any of the said prohibited activities, Party A shall have the right to cancel this Contract in advance and withdraw the Leased Premises without refunding the performance bond already paid by Party B and pursue other breaching liabilities against Party B; where Party B breaches the said Article 12.1.6, Party A shall have the right to take necessary cleaning and remedial measures or make a report to relevant department without giving prior notice, for which Party B shall solely bear all responsibilities, expenses and losses arising thereby.

12.3	If any third party has recourse against Party A or Party B due to any of the said prohibited activities conducted by Party B, Party B shall be solely responsible for all direct losses incurred to such third party; if Party A is required by the court or arbitration institution to bear responsibilities to third party due to any of the said prohibited activities conducted by Party B, Party A shall have the right to recover against Party B for its direct losses thus incurred. If necessary, Party B shall assist Party A in taking proper measures against the recourse from such third party.

12.4	Party B shall not damage the supporting facilities within the Premises in whatever manner, and, in the event of any such damage, shall make repair at its sole costs and expenses. If Party B fails to make timely repair, Party A may make such repair by itself or via a third party at Party B’s sole costs and expenses. Unless otherwise agreed herein, the supporting facilities referred to herein shall include the interfaces for availability of electricity, water and telecommunications, rainwater drainage and sewage discharge, parking space, roads, elevators, stair aisle, etc. within the Park.

12.5

Party B shall not construct any additional building (structure) on the exterior wall and roof of the Leased Premises without any consent. Otherwise, the competent governmental department, Party A and Property Management Company shall have the right to require Party B to dismantle such additional building (structure) immediately and require Party B to bear all costs and compensate for all losses thus

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incurred. Where Party B rejects to dismantle such additional building (structure), the competent governmental department, Party A and Property Management Company shall have the right to engage a third party to dismantle it at Party B’s sole costs and expenses. The public part related to the Premises and the environment within such Park shall be managed subject to the Property Management Convention. Party B shall use the Leased Premises in a manner which is compliant with the Property Management Convention.

12.6	Party B undertakes that, Party B and its agents, employees, servants, contractors, customers and visitors shall, at any time during the Lease Term, abide by all current and future laws, regulations and rules governing the Leased Premises or use thereof, governmental regulations or management rules, this Contract and relevant agreements. Otherwise, Party B must bear all financial and administrative liabilities for any and all losses thus incurred to Party A. Party B hereby undertakes and agrees to use the Leased Premises in good faith subject to this Contract so as to maintain and improve the good reputation of Party A and such Premises. To this end, Party B shall do its best endeavors to supervise the acts of its agents, employees, servants, contractors, customers and visitors within the Leased Premises and such Premises.

XIII.	Maintenance and Works related to Supporting Facilities of the Premises

13.1	It is acknowledged that, Party A shall only bear the following overhaul costs incurred due to ordinary wear and tear of the Leased Premises during the Lease Term:

The overhaul shall apply to material damage to the structure of main body of the building, which affects the safety of the use thereof, renovation, seismic reinforcement, removal and reinforcement due to material damage to structure of main body (foundation, wall, column, beam, floor, roof, etc.) of the house, waterproof or insulation works due to damage to the roof covering of the whole building, repair due to abscission of outer wall surface layer which affects the safety and normal use, repair or renovation to security system, fire prevention system, high and low voltage power distribution system, public facilities and pipe networks which indeed belongs to the scope of overhaul to be conducted by Party A.

13.2	Except for the said overhaul works, Party B shall, during the Lease Term, be responsible for the maintenance and repair related to the Leased Premises and the facilities, equipment, furnishings, electronic appliances, etc. attached thereto at its own costs and expenses. During the Lease Term, Party B shall retain the ownership of the equipment, furnishings and electronic appliances added and replaced by Party B itself at its own costs and expenses. Unless otherwise agreed herein or by the parties hereto at that time, Party B shall, within thirty (30) days upon terminations of this Contract, remove the said equipment, furnishings and electronic appliances out of the Leased Premises. Otherwise, Party B shall be deemed to have abandoned the ownership thereof and Party A shall have the right to dispose of such equipment, furnishings and electronic appliances at its own discretion without any liability.

13.3	Party A shall have the right to inspect the Leased Premises by giving a prior written notice to Party B. If Party B is discovered to have failed to properly repair or maintain the Leased Premises, Party A shall have the right to require Party B to make rectification. Where Party B rejects or delays to make such rectification, Party A shall have the right to repair and maintain the Leased Premises on its own at Party B’s sole costs and expenses, and in addition, Party A shall have the right to deduct the said costs and expenses from the performance bond already paid by Party B.

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13.4	Party B shall conduct physical management over the fixed assets provided by Party A and shall repair and maintain the same excluding those which should be overhauled by Party A hereunder.

13.5	Party B shall not dispose of the fixed assets provided by Party A without any consent. No change, removal or alteration of such fixed assets shall be made unless Party A’s written consent is obtained.

13.6	Where Party A intends to conduct some works related to supporting facilities within the Leased Premises, Party A shall notify the same to Party B in advance and Party B shall provide certain assistance therefor. Party A shall make repairs at its own expenses in the event of any damage to Party B’s machine or equipment due to the said works.

XIV.	Party B’s Obligation related to Production Safety

14.1	Party B shall deal with the safety, security, fire protection and anti-theft affairs related to the Leased Premises, and shall take reasonable preventive measures to avoid the fire and other tremendous accidents. In the event of any similar event, Party B shall bear all its losses and compensate for all losses thus incurred to Party A or other third party.

14.2	Where the governmental department finds upon inspection that the Leased Premises may cause safety, health or fire hazards for Party B’s reason, Party B shall make a timely rectification. Otherwise, Party A shall make such rectification for Party B at Party B’s sole costs and expenses. Party A may deduct the said costs and expenses from the performance bond already by Party B and shall notify Party B to make supplement to such performance bond; if Party A cannot make such rectification for Party B, Party A shall have the right to suspend the use of the Premises until and unless the aforesaid hazards are eliminated and Party B shall compensate for all losses thus incurred to Party A, Party B or other third party.

14.3	Where Party B breaches any provision of the Letter of Undertaking on Production Safety or Letter of Undertaking on Fire Safety, thus causing production safety accident or fire safety accident, Party A shall have the right to terminate this Contract immediately without refunding the performance bond already paid by Party B. Where Party A decides not to terminate this Contract with immediate effect, Party A shall also have the right to require the liquidated damages equivalent to the performance bond from Party B.

XV.	Industrial and Commercial Registration

15.1	Party B shall, within thirty (30) days upon expiry of the Lease Term or termination of this Contract, apply to the relevant industrial and commercial authority and other departments for change of registered address, and shall, within ninety (90) days upon expiry of the Lease Term or termination of this Contract, complete the industrial and commercial registration formalities related to removal out of the address of the Premises hereunder. Otherwise, Party B shall bear the breaching liabilities and pay the liquidated damages to Party A (liquidated damages = daily liquidated damages agreed hereunder * number of calendar days from the 90th day upon expiry or termination of this Contract to the date when Party B actually completes the industrial and commercial registration formalities related to removal out of the address of the Premises hereunder).

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XVI.	Renewal, Termination and Unilateral Termination of this Contract in advance

16.1	Where Party B intends to renew this Contract upon expiry of the Lease Term, Party B shall submit a written application and relevant documents to Party A no later than three (3) months prior to the Lease Term and then execute a renewal contract with Party A through mutual negotiation. Where no agreement is concluded prior to the last month during the Lease Term, it shall be deemed that Party B will not renew this Contract. At that time, Party A shall have the right to make preparations for leasing out the Premises to another lessee, including but not limited to leading the potential lessee to visit such Leased Premises and conduct reasonable inspection over the Leased Premises at some time or any other reasonable time previously agreed with Party B, for which Party B shall provide cooperation, provided that Party B’s normal operation shall not be in any way affected.

16.2	If Party B intends not to renew this Contract upon expiry of the Lease Term, Party B shall notify the same in writing to Party A no later than three (3) months prior to expiry of the Lease Term. Should Party B fail to submit a written application for renewal within the agreed time limit, it shall be deemed that Party B will not renew this Contract.

16.3	Where either party requires to terminate this Contract in advance without statutory reason or contractual basis, such party shall notify the same to the other party in writing three (3) months in advance and bear the liquidated damages equivalent to 3-month rent without any other breaching liability therefor and then this Contract shall terminate on the termination date indicated in the said notice.

16.4	At the time of expiry of the Lease Term or termination of this Contract, Party A shall have the right to withdraw the whole Leased Premises and Party B shall return the same to Party A on schedule. Should Party A fail to withdraw the Leased Premises as agreed hereunder at the time of expiry of the Lease Term or termination of this Contract for the reasons attributable to Party B, Party B shall pay Party A the rent or occupancy fees based on the market price (no less than 1.5 times the original rent) prevailing at the time of such failure in addition to the liquidated damages.

XVII.	Surrender and Restoration

17.1	Obligation to restore the Premises:

17.1.1	At the time of expiry of the Lease Term or termination of this Contract, Party B shall restore the Leased Premises into the same condition of such Premises as delivered to Lessee, or, if the conditions of such Premises as delivered to Lessee cannot be determinable, to rough condition, by removing the furnishings and ancillary facilities (if any) added by Party B.

17.1.2	Should Party B reject to restore the Leased Premises into the same condition of such Premises as delivered to Lessee, Party A shall have the right to restore the Premises by itself or engage a third party to do so at Party B’s sole costs and expenses. Party A has the right to deduct the said costs and expenses from the performance bond already by Party B. Where such performance bond cannot cover the said costs and expenses, Party B shall separately pay Party A the difference arising therefrom.

17.2	Party B shall, within fifteen (15) days upon expiry of the Lease Term or termination of this Contract, empty the Leased Premises and complete the surrender procedures.

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When the Leased Premises are surrendered, both parties hereto shall jointly inspect the Leased Premises and the facilities attached thereto and Party B shall make compensation for any damage thereto (excluding ordinary wear and tear) according to the purchase price.

17.3	Disposal of Additions and Derelict

Party B agrees that, after the Leased Premises are surrendered to Party A, Party A shall make no compensation or indemnification in whatever form as to the additions made by Party B. Party A shall question Party B about whether to abandon the ownership of and right to access the articles, facilities, equipment, etc. (if any) left by Party B within the Premises. Should Party A fail to reach Party B via the contact information listed herein or should Party B fail to make a clear reply in this regard or should Party B still fail to collect such articles, facilities, equipment, etc. upon receipt of a reminder notice from Party A regardless of the fact that Party B has indicated that it will not abandon the said ownership and access right, Party B shall be automatically deemed to have abandoned such ownership of and right to access such articles, facilities, equipment, etc., of which Party A may dispose at Party A’s sole discretion and all losses thus incurred to Party B or any third party shall be borne by Party B. In this regard, Party B shall have no recourse against Party A; if any third party makes a claim against Party A due to Party A’s disposal of such articles, facilities and equipment, Party B shall compensate for all losses thus incurred to Party A. Where, upon expiry or sooner termination of this Contract, Party B fails to empty the Premises and assist in going through the surrender procedures regardless of the fact that it hasn’t conducted its operational business within the Leased Premises, Party A shall have the right to move Party B’s articles to another place so that the Premises is rentable. Should Party B fail to go through the surrender procedures for more than three (3) months, Party A shall have the right to sell or otherwise dispose of Party B’s articles.

XVIII.	Breaching Liability and Exclusions

18.1	It is agreed that, during the Lease Term, neither party shall be responsible for the termination of this Contract under any of the following circumstances:

18.1.1	If the right to use the land where the Premises locate is withdrawn by the State in advance according to law;

18.1.2	If the Premises are subject to expropriation or requisition according to law for public interests;

18.1.3	If the Premises are to be demolished by law due to urban construction demand;

18.1.4	If the Premises suffer from any damage or loss for the reasons not attributable to Party A or Party B or are identified as dangerous building or cannot be repaired so that the Premises become rentable;

18.1.5	If the Premises are now being disposed of because such Premises have been subject to mortgage prior to the lease thereof as notified to Party B.

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18.2	Under any of the following circumstances, Party A shall be deemed to have breached this Contract, except as otherwise specified herein:

18.2.1	If Party A fails to provide the Leased Premises within the time limit specified herein;

18.2.2	If Party A conducts any works within the Leased Premises without prior notice to Party B, thus causing any damage to Party B’s equipment;

18.2.3	If Party A breaches other provisions of this Contract.

18.3	Under any of the following circumstances, Party B shall be deemed to have breached this Contract, except as otherwise specified herein:

18.3.1	If Party B causes any damage to various supporting facilities;

18.3.2	If Party B changes the intended purpose of the Premises or alters the building structure, which affects others’ normal use of or damages the Premises;

18.3.3	If Party B fails to surrender the Premises to Party A as agreed upon expiry of the Lease Term or early termination of this Contract;

18.3.4	If Party B fails to migrate its registered address out of the Leased Premises timely as agreed upon termination of this Contract;

18.3.5	If Party B fails to pay off the rent and other expenses on schedule;

18.3.6	If Party B fails to conduct the fitting-out of the Premises and enter the Premises as agreed;

18.3.7	If Party B breaches other provisions of this Contract.

18.4	Either party which defaults under this Contract shall pay the liquidated damages to the non-defaulting party. Unless otherwise agreed hereunder, the defaulting party shall bear the liquidated damages on a daily basis (Please refer to the contractual terms and conditions for details) for its default under this Contract (other than the payment obligation set out herein); the number of days during which such default lasts refers to the period from the actual occurrence of such default to the date when such default is rectified; amount of liquidated damages = daily liquidated damages * the number of days during which such default lasts.

18.5	Should Party B fail to pay off the rent and other expenses on schedule, Party B shall pay the liquidated damages equivalent to 1‰ of the sums due but unpaid for each delay day. Where such failure lasts for more than sixty (60) days, Party A shall have the right to cancel this Contract and withdraw the Leased Premises without refunding the performance bond and at the same time, Party B shall bear other corresponding breaching liabilities. Should Party B fail to pay off the rent or utility fee for more than sixty (60) days, Party A shall have the right to notify the Property Management Company to suspend the availability of water, electricity, gas, telecommunications, etc. immediately and Party B shall solely bear all losses (if any) thus incurred to Party B or the sub-lessee.

18.6	Where such liquidated damages cannot cover the financial losses incurred to the non-defaulting party due to the breach by either party, the defaulting party shall make the compensation for the difference arising therefrom, which shall be calculated at actuals and agreed by both parties hereto according to the severity of such financial losses, or otherwise determined by a professional third party jointly designated by Party A and Party B.

Housing Lease Contract	14

18.7	The liquidated damages and compensation shall be paid no later than ten (10) days after the defaulting party is informed of such payment thereof; if the default is continuing on or subsequent to the payment date of such liquidated damages and compensation, such liquidated damages and compensation shall be paid off no later than the end of the month when the default is continuing. In case of any breach by Party B, Party A shall have the right to first deduct corresponding liquidated damages or compensation from the performance bond already paid by Party B, and Party B shall pay Party A the difference (if any) arising therefrom pursuant to this Contract. The payment of liquidated damages and compensation shall be made in RMB.

18.8	Party B acknowledges that Party A shall not bear compensation and other legal responsibilities to Party B (including Party B’s employees, agents, servants, contractors, visitors, etc.) and any third party including the sub-lessee(s) for any and all losses caused by various events which have occurred for the reasons not attributable to Party A, including but not limited to:

18.8.1	Suspension of the availability of public facilities for necessary repair and maintenance of the building and for the reasons not attributable to Party A (including unexpected failure of facilities, including but not limited to air conditioner, power system, gas system, etc.);

18.8.2	Any financial loss of or any damage, disturbance or inconvenience to Party B or any other third party due to any defect or failure of the elevators, escalators, fire protection equipment, security equipment, air conditioners or other equipment;

18.8.3	Any financial loss of or damage to Party B or any other third party due to the failure or suspension or interruption of water, electricity, gas and telecommunications systems caused by force majeure events or competent electricity, power, water and telecommunications authorities or due to ordinary maintenance of systems, lines, facilities and equipment, or for the reasons not attributable to Party A;

18.8.4	Any financial loss of or damage to Party B or any other third party arising out of water overflow or leakage, smoke, fire or leakage of any other substances or articles caused for the reasons not attributable to Party A;

18.8.5	Any financial loss of or damage to Party B or any other third party arising out of the penetration of rain or any other kind of water into any part of the Leased Premises caused for the reasons not attributable to Party A;

18.8.6	Any financial loss of or damage to Party B or any other third party arising out of the mice, termites, cockroaches and other insect pests regardless of the fact that Party A or the Property Management Company has taken necessary safeguarding measures;

18.8.7	Any financial loss of or damage to Party B or any other third party arising out of the theft, robbery and other malicious trespass;

18.8.8	Any other financial loss of or damage to Party B or any other third party for the reasons not attributable to Party A.

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XIX.	Miscellaneous

19.1	No Waiver: Party B understands and agrees that, if Party A accepts the rent in the event of any default on the part of Party B under this Contract, it shall not operate as a waiver by Party A of such default. Where Party B pays or Party A accepts the rent or other sums less than the amount specified herein, it shall not constitute Party B’s approval upon such underpayment, nor shall affect Party A’s right to recover the rent or sums in arrears and other rights which Party A is entitled to under this Contract and at law. In addition, no failure to exercise or delay by Party A in exercising any of its right hereunder shall be construed as a waiver of such right. No waiver by Party A of any of its rights shall be effective unless made in writing and signed by Party A.

19.2	Force Majeure Events: Where either party is unable to perform this Contract as agreed due to any force majeure event during the Lease Term, such affected party shall immediately notify the same to the other party and shall, within fifteen (15) days upon occurrence of such force majeure event, provide the other party with the details thereof or valid certification documents justifying such failure to perform this Contract in whole or in part or such delay in performing this Contract. The parties hereto shall negotiate to decide to cancel this Contract, partially exempt the performance of this Contract or delay in performing this Contract according to the influence of such force majeure event upon the performance of this Contract. Such force majeure events shall include without limitation the war, strike, disturbances, epidemics, earthquakes, terrorist acts, fire, governmental acts or restrictions, typhoon and extreme bad weather and flood, etc.

19.3	Jurisdiction: Any dispute arising out of the performance of this Contract shall be resolved by the parties hereto through mutual negotiation. If no agreement is concluded through such negotiation, please lodge a lawsuit to the people’s court where the Premises locate.

19.4	Notices: Any and all documents such as reminder notices given by either party hereunder may be sent via registered letter or EMS to the registered address or actual office address or the address indicated herein of the other party and shall be deemed to have been properly served on the next day after they are sent via registered letter or EMS, regardless of the fact that whether they are actually received by the recipient.

19.5	Partial Validity: Where any provision of this Contract is held invalid or illegal in any aspect, such invalidity or illegality shall not affect the validity and legality of other provisions hereof.

19.6	Standard Terms and Conditions and Contractual Terms and Conditions: The standard terms and conditions under this Contract and those contractual terms and conditions detailed above shall be legally binding and jointly constitute the Housing Lease Contract. Matters not covered herein shall be resolved by the parties hereto through mutual negotiation via a separate written agreement, which shall constitute an integral part of this Contract and shall have the same legal force with this Contract upon signatures of Party A and Party B.

19.7	Effectiveness: This Contract shall be written in Chinese and made in four counterparts, with Party A and Party B holding two respectively and shall take effect upon signatures of Party A and Party B

Housing Lease Contract	16

IT IS HEREBY ACKNOWLEDGED THAT:

AT THE TIME OF EXECUTION OF THIS CONTRACT, PARTY A HAS REMINDED PARTY B TO READ THE PROVISIONS REGARDING LIMIT OF LIABILITY OR RESTRICTIONS ON RIGHT AND MADE FULL INTERPRETATION AND CLARIFICATION WITH RESPECT TO THIS CONTRACT. THE AMENDMENT OR SUPPLEMENT MADE (IF ANY) BY THE PARTIES HERETO IS DETAILED UNDER THE CONTRACTUAL TERMS AND CONDITIONS OF THIS CONTRACT. UPON FULL REVIEW OF THIS CONTRACT AND DISCUSSION WITH PARTY A, PARTY B HAS NO QUESTION OR DISPUTE ABOUT ALL THE TERMS AND CONDITIONS OF THIS CONTRACT (INCLUDING STANDARD TERMS AND CONDITIONS AND CONTRACTUAL TERMS AND CONDITIONS) AND RELEVANT APPENDICES HERETO AND HAVE ACCURATELY AND CORRECTLY UNDERSTOOD THE LEGAL MEANINGS OF THE PROVISIONS REGARDING PARTY B’S RIGHTS, OBLIGATIONS AND RESPONSIBILITIES HEREUNDER.

Housing Lease Contract	17

FOR AND ON BEHALF OF PARTY A:

Party A: Shanghai Zhangjiang Group Co., Ltd. (Seal)

Authorized Representative: /s/ Shanghai Zhangjiang Group Co., Ltd.

Seal:

September 26, 2016

FOR AND ON BEHALF OF PARTY B:

Party B: ACM Research (Shanghai) Inc.

Authorized Representative: Hui Wang (Signature) /s/ Hui Wang

Seal:

Signed on: September 6, 2016

Signed in: Zhangjiang Hi-tech Park, Pudong New Area, Shanghai, China

Housing Lease Contract	18

Business License of Legal Entity

(Duplicate)

Uniform Social Credit Code: 91310000774331663A

China (Shanghai) Pilot Free Trade Zone        License No.: 41000002201511260028

Name of company	ACM Research (Shanghai), Inc.

Type of company	Limited liability company (Sino-foreign joint venture)

Domicile	Building 4, No.1690 Cailun Road, China ((Shanghai) Pilot Free Trade Zone

Name of legal representative	HUI WANG

Registered capital	RMB 213.12495mn

Date of founding	May 17, 2005

Duration	May 17, 2005 to May 16, 2035

Business scope	Designing, production and processing of the electronic special equipment and their parts; selling of the Company’s self-produced products; and provision of after-sales technical service and consulting service (subject to approvals from related authority, if required by law)

Registration authority:

Pilot Free Trade Zone Branch, Shanghai

Administration for Industry and Commerce

(seal)

            November 26, 2015

13. We shall act in strict accordance with the principles of “three concurrences (i.e. the construction projects shall be designed, constructed and put into production and use simultaneously) in safety” of construction projects and shall not build or construct any structure during the Lease Term.

14. We shall participate in various safety activities and training organized by Shanghai Zhangjiang Group Co., Ltd.

15. We shall accept the safety inspection by Shanghai Zhangjiang Group Co., Ltd. and make timely rectification as to the inspection findings.

Shanghai Zhangjiang Group Co., Ltd. is kindly advised to supervise our fulfillment of the undertakings stated above. Should we fail to fulfill any of the above undertakings, we shall unconditionally and be willing to accept the punishment by safety management department and bear the breaching liabilities in accordance with the Housing Lease Contract concluded with your Company. In case of any safety accident, we shall be willing to bear relevant legal responsibilities and consequences arising therefrom and proactively make compensation for any and all losses thus incurred to your Company and third party.

Stated by: (Seal)

Legal Representative: (Signature)

/s/ Hui Wang

Date: September 6, 2016

Letter of Undertaking on Production Safety	1

Letter of Undertaking on Fire Safety

Shanghai Zhangjiang Group Co., Ltd.:

In order to ensure the fire safety and prevent fire accident, we hereby solemnly make the following undertakings:

I.	We shall conscientiously maintain and carry out the system of fire safety responsibilities, define the responsible person of fire safety and fire safety manager and their respective duties and responsibilities, and enhance the fire safety management so as to avoid the occurrence of fire accident.

II.	Any reconstruction, extension or decoration to the Premises by us shall be subject to the prior approval of fire authority, your Company and Property Management Company.

III.	We shall regularly conduct the fire inspection to timely eliminate the fire hazards and conduct daily fire prevention patrol during business hours;

IV.	We shall not use naked fire or use fire for construction within the Premises and shall act in strict accordance with the Operating Permit and shall apply for the Operating Permit(s) and take relevant measures for such special works related to fire, sealed space, temporary power, high-altitude operation or groundbreaking operation in strict accordance with the procedures.

V.	No staff’s dormitory shall be arranged within the Premises. No personnel shall stay overnight within the Premises.

VI.	We shall place the logos regarding the fire facilities, equipment and evacuation in strict accordance with the national regulations and frequently repair and maintain the same to ensure their intactness. We shall not destroy, divert, remove or disable the fire facilities and equipment without any consent and, in the event of any failure of fire hydrant and fire extinguisher and any damage to automatic fire extinguishing or automatic alarm system, shall timely make repairs or report the same to your Company or the Property Management Company designated by your Company.

VII.	We shall not occupy or block the evacuation passage or close the fire exit to keep the evacuation passage and fire exit unblocked and shall not set any glass, mirror, etc. at the evacuation passage or fire exit which may be prone to make the evacuation misleading.

VIII.	We shall enhance the management over the fire, electricity, oil and gas and shall not pull or connect the wires without previous permission, and shall not use, store and sell the inflammable and explosive dangerous chemicals within the Premises, or set off firecrackers within the Premises or the public area where the Premises locate.

IX.	We shall not use any soft bag, carpet, sofa, curtain, etc. made of polyurethane foaming plastics and other combustible materials or without fire retarding treatment for the fitting-out of the Premises;

X.	We shall develop and continuously improve our fire fighting and emergency evacuation and rescue plan and regularly conduct fire prevention education and fire evacuation drills so as to continuously improve the fire awareness, self-prevention and self-rescue knowledge and skills of our employees about guiding the visitors for evacuation.

XI.	We shall diligently participate in various safety activities and training organized by Shanghai Zhangjiang Group Co., Ltd. and accept and assist in the safety inspection conducted by Shanghai Zhangjiang Group Co., Ltd.

Letter of Undertaking on Fire Safety	1

XII.	We shall designate special persons to be responsible for the fire hazards found out during the supervision inspection by the fire fighting department of public security organ, your safety inspection and our self-inspection and proactively input the funds, manpower and material resources to make rectification in strict accordance with the requirements;

XIII.	In the event of fire accident, we shall immediately carry out fire fighting and rescue work and be responsible for safeguarding post-disaster scene and assist fire fighting department in investigating the reasons for such fire accident.

XIV.	Should we fail to perform any of the above undertakings, we shall unconditionally and be willing to accept the punishment by fire fighting department and bear the breaching liabilities in accordance with the Housing Lease Contract concluded with your Company. In case of any fire accident, we shall be willing to bear relevant legal responsibilities and consequences arising therefrom and proactively make compensation for any and all losses thus incurred to your Company and third party.

Undertaker: (common seal)

Legal Representative: (signature) /s/ Hui Wang

Date: September 6, 2016

Letter of Undertaking on Fire Safety	2